EXHIBIT (3ii)

              CHORUS COMMUNICATIONS GROUP, LTD.

BYLAWS OF CHORUS COMMUNICATIONS GROUP, LTD.(A WISCONSIN CORPORATION)

Revised as of February 1999

                      TABLE OF CONTENTS


ARTICLE I.  OFFICES
      Section 1.Principal Office
      Section 2.Registered Office

ARTICLE II.  SHAREHOLDERS
      Section 1.Annual Meeting
      Section 2.Special Meetings
      Section 3.Nominations for the Board of Directors
      Section 4.Shareholder Proposals
      Section 5.Place of Meeting
      Section 6.Notice of Meeting
      Section 7.Quorum
      Section 8.Proxies
      Section 9.Voting
      Section 10.Acceptance and Rejection of Votes, Proxies, Etc.
      Section 11.Fixing of Record Date

ARTICLE III.  BOARD OF DIRECTORS
      Section 1.General Powers
      Section 2.Number and Term
      Section 3.Qualifications
      Section 4.Regular Meetings
      Section 5.Special Meetings
      Section 6.Notice
      Section 7.Quorum
      Section 8.Manner of Acting
      Section 9.Vacancies
      Section 10.Compensation
      Section 11.Informal Action by Directors
      Section 12.Removal
      Section 13.Committees
      Section 14.Director Emeritus

ARTICLE IV.  OFFICERS
      Section 1.Number and Qualifications
      Section 2.Election and Term of Office
      Section 3.Removal
      Section 4.Vacancies
      Section 5.President/CEO
      Section 6.The Vice-Presidents
      Section 7.The Secretary
      Section 8.The Treasurer
      Section 9.Assistant Secretaries and Assistant Treasurers
      Section 10.Salaries

ARTICLE V.  CONTRACTS, LOANS. CHECKS AND DEPOSITS
      Section 1.Contracts
      Section 2.Loans
      Section 3.Checks, Drafts, etc
      Section 4.Deposits

ARTICLE VI.  CERTIFICATES OF STOCK OWNERSHIP
      Section 1.Certificated and Uncertificated Shares
      Section 2.Acquisition of Shares

ARTICLE VII.  FISCAL YEAR

ARTICLE VIII.  AMENDMENTS

ARTICLE IX.  LOST CERTIFICATES

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ARTICLE X.  INDEMNIFICATION
      Section 1.Indemnification for Successful Defense
      Section 2.Other Indemnification
      Section 3.Written Request
      Section 4.Nonduplication
      Section 5.Determination of Right to Indemnification
      Section 6.Advance Payment of Expenses as Incurred
      Section 7.Nonexclusivity
      Section 8.Insurance
      Section 9.Securities Law Claims
      Section 10.Liberal Construction

ARTICLE XI.  DISTRIBUTIONS

ARTICLE XII.  CORPORATE SEAL

ARTICLE XIII.  EMERGENCY BYLAWS


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                           BYLAWS
                             OF
              CHORUS COMMUNICATIONS GROUP, LTD.


                     ARTICLE I. OFFICES

      SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Wisconsin shall be located at 1912 Parmenter Street, Middleton, Wisconsin. The corporation may have such other offices, within the State of Wisconsin, as the Board of Directors may designate from time to time.

      SECTION 2. REGISTERED OFFICE. The registered office of the corporation required by the Wisconsin business corporation law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors.


                  ARTICLE II. SHAREHOLDERS

      SECTION 1. ANNUAL MEETING.  The date of the Annual Meeting of
Shareholders shall be in April of each year or at such time as the Board of Directors may determine. The specific date and time shall be determined by the Board of Directors. The purpose of the annual meeting is to elect directors and to transact other business as may properly come before the meeting, pursuant to Section 4 below. If the election of directors is not held at the annual meeting of the shareholders, or other business is not transacted at any subsequent continuation after adjournment thereof, the Board of Directors shall cause the election to be held and the other business to be transacted at a special meeting of the shareholders as soon thereafter as convenient.

      SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President/CEO, the Secretary, or the Board of Directors, and shall be called by the President/CEO at the request of holders of ten percent (10%) of the issued voting stock of the corporation .

      SECTION 3. NOMINATIONS FOR THE BOARD OF DIRECTORS. Nominations for election to the then current Board of Directors may be made by the Board of Directors or by any shareholder of the corporation. Nominations for the Board of Directors, other than those made by the then current Board of Directors, shall be made in writing and received at the principal executive offices of the corporation not less than 120 calendar days before the date in the current year of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting.
Notice of the specific date by which to make a nomination shall be given to all shareholders in the corporation proxy statement for the year preceding the election. Nominations for the Board of Directors made by a shareholder shall contain the name, address and date of birth of each proposed nominee, the principal occupation of each proposed nominee for the last five years, the name and address of the nominating shareholder, and the number of shares of common stock of the corporation owned by the proposed nominee and the nominating shareholder. The Nominating Committee of the Board of Directors in its sole discretion shall recommend to the full Board of Directors which, if any, of the proposed nominees shall be set forth as the nominee for each eligible position in the corporation proxy statement mailed in anticipation of the upcoming Annual Meeting of Shareholders.

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      SECTION 4.  SHAREHOLDER  PROPOSALS.  Proposals to be considered by the shareholders at an Annual Meeting of Shareholders may be made (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation pursuant to the Securities Exchange Act, including timely notice in writing to the Secretary of the corporation. To be timely, a Shareholder's notice for proposals to be included in the corporation's proxy statement ("Rule 14a-8 proposals") must be received at the principal executive offices of the corporation not less than 120 calendar days before the date in the current year of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting. Non-Rule 14a-8 proposals must be received at the principal executive offices of the corporation not less than 45 calendar days before the date in the current year of the corporation's proxy statement released to shareholders in connection with the previous year's annual meeting. Each Shareholder's notice to the Secretary shall set forth (a) the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made, (i) their name and record address,
(ii) the number of shares of capital stock of the corporation which are beneficially owned by each of them, (iii) verification that the shareholder owns such shares and the period that they have been continuously owned by the shareholder, and (iv) a statement whether the shareholder intends to continue to hold the shares through the date of the Annual Meeting of Shareholders, and
(b) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is made. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the corporation's Notice of Meeting. Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this section.

      SECTION 5. PLACE OF MEETING. The Board of Directors may designate any place, within the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the President/CEO, the Secretary, or the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, within the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, the place of meeting shall be the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shareholders. If no designation is made, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

      SECTION 6. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes
for which the meeting is called, shall be    delivered not less than ten (10)
nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President/CEO, the Secretary, or the Board of Directors, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at the shareholder's address as it appears on the books of the corporation, with postage thereon prepaid.

      SECTION 7. QUORUM. The holders of a majority of the issued common stock of the corporation shall constitute a quorum at a meeting of shareholders. Though less than a quorum of shareholders are represented at a meeting, the holders of a majority of the issued voting common stock so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or be represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum exists, action on a matter (other than the election of directors) by the shareholders is approved if the votes cast by the shareholders favoring the action exceed the votes cast opposing the action.

      SECTION 8. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote by proxy appointed in writing by such shareholder.
Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation.

      SECTION 9. VOTING. Each shareholder entitled to vote shall be entitled to one vote for each share held upon each matter submitted to a vote at a meeting of shareholders.

      SECTION 10. ACCEPTANCE AND REJECTION OF VOTES, PROXIES, ETC.. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation if acting in good faith is entitled to accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholders. The corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this section are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this section is valid unless a court of competent jurisdiction determines otherwise.

      SECTION 11. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be less then ten (10) nor more than seventy (70) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is so fixed by the Board of Directors for the determination of shareholders entitled to notice of, or to vote at a meeting of shareholders, or shareholders entitled to receive a share dividend or distribution, the record date for determination of such shareholders shall be at the close of business on:

      (a) With respect to an annual shareholder meeting or any special shareholder meeting called by the Board of Directors or any person specifically authorized by the Board of Directors or these Bylaws to call a meeting, the date on which the first notice is delivered to shareholders;

      (b) With respect to a special shareholder's meeting demanded by the shareholders, the date the first shareholder signs the demand;

      (c) With respect to the payment of a share dividend, the date the Board of Directors authorizes the share dividend;

      (d) And with respect to a distribution to shareholders, (other than one involving a repurchase or reacquisition of shares), the date the Board of Directors authorizes the distribution.

      When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

               ARTICLE III. BOARD OF DIRECTORS

      SECTION 1. GENERAL POWERS. The affairs of the corporation shall be managed by its Board of Directors.

      SECTION 2.NUMBER AND TERM. The Board of Directors of the corporation shall consist of such number of directors, not less than five (5) nor more than thirteen (13), as shall, from time to time, be fixed by the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as may be, with the term of office of one class expiring each year. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classed as nearly equal in number as possible. Subject to the foregoing, at each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

      SECTION 3. QUALIFICATIONS. Directors shall be residents of the State of Wisconsin and shareholders of the corporation.

      SECTION 4. REGULAR MEETINGS. A regular meeting of the Board of Directors may be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of shareholders, and each adjourned session thereof, and the Board of Directors may provide by resolution for the holding of additional regular meetings. The time and place, within or without the State of Wisconsin, for the holding of such additional regular meetings shall be without other notice than such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President/CEO, Secretary or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them. If no other place is fixed, the place of the meeting shall be the principal office of the corporation in the State of Wisconsin.

      SECTION 6. NOTICE. Notice of any special meeting shall be given at least forty-eight (48) hours previously thereto by mail, telegram, radiogram, facsimile, telex, e-mail, other form of wire or wireless communication medium, or by personal service delivered to each director at his or her address as designated. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, teletype, facsimile, e-mail, or other form of wire or wireless communication medium, such notice shall be deemed to be delivered when said notice is delivered to the applicable transferring medium. Whenever any notice whatever is required to be given to any director of the corporation under the provisions of these By-laws or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business and at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

        Neither the business to be transacted at, nor the purpose of any regular or special meeting of the Board of Directors, need be specified in the notice or waiver of notice of such meeting.

      SECTION 7. QUORUM. A majority of the number of directors fixed by the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but though less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by these Bylaws or by law. Any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which (i) all directors participating may simultaneously hear each other during the meeting or (ii) all communication during the meeting is immediately transmitted to each participating director, and each participating director is able to immediately send messages to all other participating directors. If a meeting will be conducted through the use of any means described in (i) and (ii) above, all participating directors shall be informed that a meeting is taking place at which official business may be transacted. A director participating in a meeting by this means is deemed to be present in person at the meeting.

      A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting; or (2) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (3) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

      SECTION 9. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the unexpired term by the affirmative vote of a majority of the directors then in office; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

      SECTION 10. COMPENSATION. The Board of Directors shall receive such compensation as the Board of Directors shall from time to time determine.

      SECTION 11. INFORMAL ACTION BY DIRECTORS. Any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

      SECTION 12. REMOVAL. A director may be removed from office with or without cause by the affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by delivering written notice of his or her resignation to the Board of Directors, to the President/CEO or Secretary of the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

      SECTION 13.  COMMITTEES.

      (a) Creation of Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

      (b) Selection of Members. The creation of a committee and appointment of members to it must be approved by a majority of all the directors in office when the action is taken.

      (c) Required Procedures. Sections of this Article III, which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements of the Board of Directors, apply to committees and their members.

      (d) Authority. Each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon
such  committee  in the  resolution  creating the committee.   Provided,
however, a committee may not do any of the following: (1) authorize distributions; (2) approve or propose to shareholders action that the Wisconsin Business Corporation Act requires be approved by shareholders;
(3) fill  vacancies on the Board of Directors or on any of its  committees;
(4) amend the Articles of  Incorporation;  (5) adopt,  amend,  or repeal Bylaws;
(6) approve a plan of merger; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; or (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors. Unless otherwise provided by the Board of Directors in creating the committee, a committee may employ counsel, accountants and other consultants to assist it in the exercise of authority.

      SECTION 14. DIRECTOR EMERITUS. The Board of Directors may appoint one or more former directors to the position of Director Emeritus to assist the Board with the discharge of its duties upon such terms and conditions and at such compensation as the Board of Directors may determine. A Director Emeritus shall not be entitled to vote on any matter that comes before the Board.

                    ARTICLE IV. OFFICERS

      SECTION 1. NUMBER AND QUALIFICATIONS. The principal officers of the corporation shall be a President/Chief Executive Officer (CEO), a Vice-President, a Secretary, an Assistant Secretary, a Treasurer and an Assistant Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected by the Board of Directors. Whenever the Board of Directors shall so order, two offices may be held by the same person except President/CEO and Vice-President, and President/CEO and Secretary.
Officers of the corporation, other than the President/CEO, need not be directors of the corporation.

      SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.
Each officer shall hold office until his or her successor shall have been elected and shall have been qualified or until his or her death or until he or she shall resign.

      SECTION 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

      SECTION 4. VACANCIES. Should a vacancy in any officer position arise because of an officer's death, resignation, removal, disqualification or otherwise, such vacancy, upon recommendation of the President/CEO, shall be filled by the Board of Directors for the unexpired portion of the term.

      SECTION 5. PRESIDENT/CEO. The President/CEO shall be the chief executive officer of the corporation and subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors.
He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such officers, agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties, and compensation, and to delegate authority to them. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates representing shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing or the execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President/CEO and such other duties as may be prescribed by the Board of Directors from time to time.

      SECTION 6. THE VICE-PRESIDENTS. The Board of Directors may appoint an Executive Vice-President and as many Vice-Presidents as it deems appropriate. Any Vice-President shall perform such duties and have such authority as from time to time may be delegated or assigned to him or her by the President/CEO or the Board of Directors. In the absence of the President/CEO or in the event of his or her death, inability or refusal to act, the Vice-President delegated authority under Section 5 and, in the absence of such delegation, the Executive Vice-President and then the Vice-President with the most seniority as a Vice-President and who is not then absent or disabled, shall perform the duties of the President/CEO, and when so acting,  shall have all the powers of and be subject to all the  restrictions
upon  the   President/CEO.   Any   Vice-President  may  sign,  with  the
Secretary, certificates representing the shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the President/CEO or by the Board of Directors.

      SECTION 7. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders and of the Board of Directors meetings in one or more books provided for that purpose; (b) see that all notices are given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President/CEO, or a Vice-President, certificates of stock ownership of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President/CEO or by the Board of Directors.

      SECTION 8. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation, receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these By-laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President/CEO or by the Board of Directors.

      SECTION 9.  ASSISTANT  SECRETARIES  AND ASSISTANT  TREASURERS.
The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President/CEO or any Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President/CEO or the Board of Directors.

      SECTION 10. SALARIES. The salary of the President/CEO shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof. All other salaries of principal officers shall be fixed by the President/CEO, subject to review by the Board of Directors.

      ARTICLE V. CONTRACTS. LOANS. CHECKS AND DEPOSITS

      SECTION 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

      SECTION 2. LOANS. No long-term loans shall be contracted on behalf of the corporation without approval of a majority of the Board of Directors.

      SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors or any of its committees.

      SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as may be selected by or under the authority of the Board of Directors.


         ARTICLE VI. CERTIFICATES OF STOCK OWNERSHIP

SECTION 1. CERTIFICATED AND UNCERTIFICATED SHARES. Shares of the corporation's stock may be certificated or uncertificated, as provided under Wisconsin law.
If certificated, certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President/CEO or any vice-president and by the Secretary or Assistant Secretary. All certificates shall be consecutively numbered or otherwise identified. The name and address of the shareholder to whom the certificated shares thereby are issued, and date of issue, shall be entered on the books of the corporation. If uncertificated, the corporation, directly or through its agent, shall maintain records, written or electronic, to permit identification of the shareholder, the date of issue, the number of shares, and such other information as the corporation shall deem appropriate or necessary. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor pursuant to Article IX hereof or upon such other terms and indemnity to the corporation as the Board of Directors may prescribe.

      SECTION 2. ACQUISITION OF SHARES. The corporation may acquire its own shares and the shares so acquired shall constitute authorized but unissued shares.


                  ARTICLE VII. FISCAL YEAR

      The fiscal year of the corporation shall begin on the first day of January and end on the last day of December in each following year.




                  ARTICLE VIII. AMENDMENTS

      The corporation's shareholders may amend or repeal the corporation's Bylaws even though the Bylaws may also be amended or repealed by its Board of Directors.

      These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors of the corporation unless the shareholders in adopting, amending, or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw.

      The Secretary of the corporation shall mail a copy of each amendment adopted by the Board of Directors at the time of payment of the dividend next following the adoption of the amendment.

                ARTICLE IX. LOST CERTIFICATES

      Any shareholder claiming a certificate of stock to have been lost, stolen or destroyed shall make an affidavit or affirmation of such fact, and shall give the Board of Directors such bond as the Treasurer may require sufficient to indemnify against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of such certificate or any damage or loss that may arise from issuing a new certificate, whereupon the Board of Directors may by resolution duly entered on record order a new certificate of the same alleged to be lost or destroyed.

                 ARTICLE X. INDEMNIFICATION

      SECTION 1. INDEMNIFICATION FOR SUCCESSFUL DEFENSE. Within twenty (20) days after receipt of a written request pursuant to Section 3 below, the corporation shall indemnify a director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. The phrase "expenses" in this Article X shall include fees, costs, charges, disbursements, attorneys fees, and other expenses incurred in connection with a proceeding. The phrase "director or officer" in this Article X shall mean each present, former, and future director or officer of the corporation or an individual who, while a director or officer of the corporation, is or was serving at the corporation's request as an officer, director, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another
corporation  or  foreign  corporation,   limited  liability  company,
partnership, joint venture, trust or other enterprise. Other definitions which may be relevant to this Article X are as set forth in Section 180.0850 of the Wisconsin Statutes.

      SECTION 2.  OTHER INDEMNIFICATION.

      (a) In cases not included under Section 1 above, the corporation shall indemnify a director or officer against liability and expenses incurred by such person in a proceeding to which the person was a party because he or she is a director or officer unless liability was incurred because the person breached or failed to perform a duty he or she owes or owed to the corporation and the breach or failure to perform constitutes any of the following:

           (1) A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the person has a material conflict of interest.

           (2) A violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or not reasonable cause to believe his or her conduct was unlawful.

           (3) A transaction from which the director or officer derived an improper personal profit.

           (4)  Willful misconduct.

      (b) Determination of whether indemnification is required under this section shall be made pursuant to Section 5 below.

      (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the director or officer is not required under this section.

      SECTION 3. WRITTEN REQUEST. A director or officer who seeks indemnification under Sections 1 or 2 above shall make a written request to the corporation.

      SECTION 4. NONDUPLICATION. The corporation shall not indemnify a director or officer under Sections 1 or 2 above if the director or officer has previously received indemnification or allowance of expenses from any person, including the corporation, in connection with the same proceeding. However, the director or officer has no affirmative duty to look to any other person for indemnification nor to first exhaust his or her remedies to seek indemnification from such other person.

     SECTION  5.  DETERMINATION  OF  RIGHT  TO  INDEMNIFICATION.   The  director
or officer seeking indemnification under Section 2 above shall seek one of the methods for determining his or her right to indemnification pursuant to the provisions of Section 180.0855(1) through (6) of the Wisconsin Statutes; and such selection shall be made within sixty (60) days after the commencement of any proceeding. Such selection shall be made in writing and delivered to the Secretary of the corporation. If it is determined that indemnification is required under Section 2 above, the corporation shall pay all liabilities and expenses not prohibited by Section 4 above within ten (10) days after receipt of the written determination as to a director's or officer's indemnification under Section 2 above. The corporation shall also pay all expenses incurred by the director or officer in the determination process.

      SECTION 6. ADVANCE PAYMENT OF EXPENSES AS INCURRED. Upon written request by the person seeking indemnification under Section 2 above, the corporation will pay or reimburse his or her reasonable expenses as incurred if the person requesting such indemnification provides the corporation with all of the following: (a) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and (b) a written undertaking, executed by such person, to repay the allowance and reasonable interest on the allowance to the extent it is ultimately determined under Section 5 above that indemnification under Section 2 above is not required and that indemnification is not ordered by a court under Section 180.0854 of the Wisconsin Statutes. The undertaking under this section shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

      SECTION 7.  NONEXCLUSIVITY.

      (a) Except as provided in (b), Sections 1, 2, and 6 above do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under any of the following:

           (1)  The articles of incorporation.

           (2) A written agreement between the director or officer and the corporation.

           (3)  A resolution of the Board of Directors.

           (4) A resolution, after notice, adopted by a majority vote of all of the corporation's voting shares then issued and outstanding.

           (5)  The statutes or common law of the State of Wisconsin.

      (b) Regardless of the existence of an additional right under (a), the corporation shall not indemnify a director or officer or permit a director or officer to retain any allowance of expenses, unless it is determined by or on behalf of the corporation that the director or officer did not breach or fail to perform a duty he or she owed or owes to the corporation which constitutes conduct under Section 2(a) (1), (2), (3) or (4). A director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

      (c) Sections 1 to 8 herein do not affect the corporation's power to pay or reimburse expenses incurred by a director or officer in any of the following circumstances:

           (1)  As a witness in a proceeding to which he or she is not a party.

           (2) As a plaintiff or petitioner in a proceeding because he or she is or was a director or officer of the corporation.

      SECTION 8. INSURANCE. The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation against liability asserted against or incurred by the individual in his or her capacity as a director or officer, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 1, 2, or 6.

      SECTION 9.  SECURITIES LAW CLAIMS.

      (a) Pursuant to the public policy of the State of Wisconsin, the corporation shall provide ndemnification, allowance of expenses, and insurance for any liability incurred in connection with a poceeding involving securities regulation described under (b) to the extent required or permitted under Sections 1 to 8.

      (b) Section 1 to 8 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule, or regulation regulating the offer, sale, or purchase of securities, securities brokers or dealers, or investment companies or investment advisors.

      SECTION 10. LIBERAL CONSTRUCTION. In order for the corporation to obtain and retain qualified directors and officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of directors or officers and, accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent, or public policy.



                 ARTICLE XI. DISTRIBUTIONS.

      The Board of Directors may authorize, and the corporation may make, distributions (including dividends on its outstanding shares) in the manner and upon the terms and conditions provided by law.


                ARTICLE XII. CORPORATE SEAL.

      The Board of Directors may provide a corporate seal which may be circular in form and have inscribed thereon any designation including the name of the corporation, Wisconsin as the state of incorporation, and the words "Corporate Seal."


               ARTICLE XIII. EMERGENCY BYLAWS.

      The following provisions of this Article XIII, "Emergency Bylaws" shall be effective only during an emergency, which is defined as when a quorum of the corporation's directors cannot be readily assembled because of some catastrophic event or events. These Emergency Bylaws are not effective after the emergency ends.

      During such emergency:

      (a) Notice of Board of Director Meetings. Any one member of the Board of Directors or any one of the following officers: President/CEO, Vice-President, Secretary, or Treasurer, may call a meeting of the Board of Directors. Notice of such meeting need be given only to those directors whom it is practicable to reach, and may be given in any practical manner, including by publication and radio. Such notice shall be given at least six
(6) hours prior to commencement of the meeting.

      (b) Temporary Directors and Quorum. One or more officers of the corporation present at the emergency Board of Directors meeting, as is necessary to achieve a quorum, shall be considered to be directors for the meeting, and shall so serve in order of rank, and within the same rank, in order of seniority. In the event that less than a quorum of the directors are present (including any officers who are to serve as directors for the meeting), those directors present (including the officers serving as directors) shall constitute a quorum.

      (c) Actions Permitted To Be Taken. The Board of Directors as constituted in paragraph (b), and after notice as set forth in paragraph (a) may:

           (1) Officers' Powers. Prescribe emergency powers to any officer of the corporation;

           (2) Delegation of Any Power. Delegate to any officer or director, any of the powers of the Board of Directors;

           (3) Lines of Succession. Designate lines of succession of officers and agents, in the event that any of them are unable to discharge their duties;

           (4) Relocate Principal Place of Business. Relocate the principal place of business, or designate successive or simultaneous principal places of business;

           (5) All Other Action. Take any other action, convenient, helpful, or necessary to carry on the business of the corporation.